UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):
April 27, 2011

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

        Certain portions of our press release dated April 27, 2011, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein and are filed pursuant to this Item 2.02. They are as follows:

  Portions of the first paragraph and the entire second paragraph (table) relating to net sales for the first quarter ended March 31, 2011
  The entire third paragraph and portions of the fourth paragraph relating to net sales of European operations for the first quarter ended March 31, 2011
  Portions of the fifth paragraph relating to net sales of United States operations for the first quarter ended March 31, 2011.

Item 7.01. Regulation FD Disclosure.

        Certain portions of our press release dated April 27, 2011, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein and are filed pursuant to this Item 7.01 and Regulation FD. They are as follows:

  Portions of the first paragraph relating to plans to release results
  Portions of the fourth paragraph relating to anticipated distribution and increase in production forecast
  Portions of the fifth paragraph relating to anticipated new product introductions for the second half of 2011
  The sixth paragraph relating to an increase in 2011 guidance
  The ninth paragraph relating to forward looking information
  The balance of such press release not otherwise incorporated by reference in Item 2.02 or Item 8.01.

Item 8.01. Other Events.

        Paragraph 7 of our press release dated April 27, 2011 relating to the renewal of the license agreement with S.T. Dupont, a copy of which is annexed hereto as Exhibit no. 99.1, is incorporated by reference herein and is filed  pursuant to this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

        99.1 Our press release dated April 27, 2011.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: April 27, 2011

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President